Exhibit 99.1

ARIAD Presents Unique Profile of Novel Multi-Targeted Kinase Inhibitor,
          AP24534, Supporting Multiple Oncology Indications

    ATLANTA & CAMBRIDGE, Mass.--(BUSINESS WIRE)--Dec. 8, 2007--ARIAD Pharmaceuticals, Inc. (NASDAQ: ARIA) today presented, for the first time, results of studies on its novel multi-targeted kinase inhibitor, AP24534, showing efficacy and oral dosing flexibility in animal models of chronic myeloid leukemia (CML), including forms of CML caused by clinically relevant variants of the target protein, Bcr-Abl. Further, AP24534 demonstrated potent inhibition of selected additional kinase targets - the receptors for vascular endothelial growth factors (VEGFR), fibroblast growth factors (FGFR) and angiopoietin (Tie2) that control angiogenesis, and Flt3 kinase that plays a critical role in the pathogenesis of acute myeloid leukemia (AML). These findings support the broad potential of AP24534 not only in drug-resistant CML, but also in other hematological cancers, such as AML, and various solid tumors. These data were presented today at the 49th American Society of Hematology Annual Meeting.

    "These studies underscore the differentiated profile of AP24534, which inhibits a select group of enzymes critical for tumor growth and survival in various cancers, without any effect on Aurora kinases," said Tim Clackson, Ph.D., chief scientific officer of ARIAD. "These data illustrate the potential for AP24534 to treat several forms of leukemia and solid tumors based on its broad-acting and unique profile. We are on track to enroll patients with CML and other hematological malignancies in our first clinical trial of oral AP24534 in early 2008."

    The in vitro and in vivo studies announced today show a number of key characteristics of AP24534:

    -- AP24534 potently inhibits all mutant forms of Bcr-Abl tested, including T315I, which is completely resistant to currently available drugs, and other partially resistant mutants, such as T315A;

    -- AP24534 was found to be more potent than dasatinib in animal models of early-stage CML (when the Bcr-Abl protein is not mutated);

    -- Even when given infrequently in these animal models, including single doses, AP24534 induced regression of tumors expressing unmutated or mutated forms of Bcr-Abl;

    -- AP24534 also potently inhibited the growth of primary human leukemia cells isolated from leukemia patients expressing these Bcr-Abl variants; and

    -- AP24534 does not inhibit Aurora kinases, which differentiates it from other investigational T315I inhibitors.

    Leukemia and Other Hematological Cancers

    Leukemia is a blood-based cancer characterized by the abnormal proliferation and accumulation of immature, functionless blood cells in the blood and marrow, which impede the development and function of normal blood cells. If untreated, the cancerous blood cells overwhelm the bone marrow, enter the bloodstream and eventually invade other parts of the body, such as the lymph nodes, spleen, liver, and central nervous system. According to the Leukemia and Lymphoma Society, an estimated 44,240 new cases of leukemia will be diagnosed in the United States in 2007. The incidence of hematological cancers, such as leukemias, lymphomas and myelomas, is among the fastest growing cancers due to the aging population.

    Chronic Myeloid Leukemia (CML)

    CML is characterized by an excessive and unregulated production of white blood cells by the bone marrow due to a genetic abnormality involving the Bcr-Abl protein. After a slow, chronic phase of production of too many white blood cells, CML typically evolves to more aggressive phases (i.e., "accelerated" phase or "blast crisis"). Treatment with Bcr-Abl inhibitors is initially effective but frequently results in the emergence of Bcr-Abl mutations that confer drug resistance. The T315I mutant of Bcr-Abl currently accounts for 15-20% of all drug resistance in CML. First-generation therapies for CML, such as imatinib, and second-generation therapies for CML, such as dasatinib and nilotinib, are not able to inhibit this mutated protein and thus are not effective against all forms of CML.

    Acute Myeloid Leukemia (AML)

    AML is a fast-growing cancer in which too many abnormal and immature white blood cells are rapidly made in the bone marrow and interfere with the production of normal blood cells. Flt3 is a validated target for AML. Mutation of the Flt3 protein, which is responsible for the proliferation of normal blood cells, is the most common genetic abnormality related to AML, present in approximately one-third of all AML patients and associated with adverse prognoses. The most common Flt3 mutation, the so-called internal tandem duplication, is linked to a particularly poor disease prognosis and is expected to be particularly susceptible to Flt3 inhibition. There are no Flt3 inhibitors currently approved for the treatment of AML.

    Angiogenesis and Solid Tumors

    Malignant tumors cannot grow beyond a certain size without essential nutrients and oxygen. Angiogenesis is a key process in tumor growth and spread in which tumors provoke the growth of new blood vessels to the tumor from pre-existing vessels; these new blood vessels provide the tumor with oxygen and nutrients, allowing these cells to grow, invade nearby tissue and spread to other parts of the body. To induce angiogenesis, tumors secrete various growth factors, such as VEGF, which send chemical signals to existing blood vessels to stimulate the growth of new blood vessels. Currently available angiogenesis inhibitors are designed to stop the effects of the protein VEGF on tumors, interfering with the development of new blood vessels and blocking the supply of oxygen and nutrients that the tumor needs to grow and spread. However, studies have shown that resistance to VEGF inhibitors is associated with higher expression of additional growth factors, in particular members of the FGF and angiopoietin families. Simultaneous inhibition of VEGFR, FGFR, and the angiopoietin 1 receptor (Tie2) is expected to provide more potent inhibition of angiogenesis that is less prone to resistance than blocking VEGF alone.

    About AP24534

    ARIAD's second oncology product candidate, AP24534, is a novel multi-targeted kinase inhibitor that has broad potential applications in cancer. Specifically, in preclinical studies, AP24534 has demonstrated potent inhibition of the kinase targets associated with drug-resistant chronic myeloid leukemia and acute myeloid leukemia, as well as angiogenesis in multiple solid tumors. AP24534 has completed extensive preclinical studies, including safety assessment studies, which indicate that the drug candidate should be well tolerated at anticipated therapeutic dose levels in cancer patients. Phase 1 clinical development of oral AP24534 in patients with hematological cancers is expected to begin in early 2008.

    About ARIAD

    ARIAD is engaged in the discovery and development of breakthrough medicines to treat cancer by regulating cell signaling with small molecules. ARIAD is developing a comprehensive approach to patients with cancer that addresses the greatest medical need - aggressive and advanced-stage cancers for which current treatments are inadequate. ARIAD has a global partnership with Merck & Co., Inc. to develop and commercialize deforolimus, ARIAD's lead cancer product candidate. Medinol Ltd. and ICON Medical Corp. are also developing deforolimus-eluting stents to prevent restenosis of injured vessels following interventions in which stents are used in conjunction with balloon angioplasty. ARIAD has an exclusive license to pioneering technology and patents related to certain NF-(kappa)B treatment methods, and the discovery and development of drugs to regulate NF-(kappa)B cell-signaling activity, which may be useful in treating certain diseases. Additional information about ARIAD can be found on the web at http://www.ariad.com.

    This press release contains "forward-looking statements," including statements related to safety and efficacy of AP24534 in various indications and the anticipated timing of clinical trials. Forward-looking statements are based on management's expectations and are subject to certain factors, risks and uncertainties that may cause actual results, outcome of events, timing and performance to differ materially from those expressed or implied by such statements. These risks and uncertainties include, but are not limited to, the costs associated with our research, development, manufacturing and other activities, the conduct and results of pre-clinical and clinical studies of our product candidates, difficulties or delays in obtaining regulatory approvals to market products resulting from our development efforts, our reliance on strategic partners and licensees, and other key parties for the successful development, manufacturing and commercialization of products, the adequacy of our capital resources and the availability of additional funding, patent protection and third-party intellectual property claims relating to our and any partner's product candidates, the timing, scope, cost and outcome of legal and patent office proceedings concerning our NF-(kappa)B patent portfolio, the potential acquisition of or other strategic transaction regarding the minority stockholders' interests in our 80%-owned subsidiary, ARIAD Gene Therapeutics, Inc., future capital needs, key employees, markets, economic conditions, prices, reimbursement rates, competition and other factors detailed in the Company's public filings with the U.S. Securities and Exchange Commission. The information contained in this document is believed to be current as of the date of original issue. The Company does not intend to update any of the forward-looking statements after the date of this document to conform these statements to actual results or to changes in the Company's expectations, except as required by law.

    CONTACT: ARIAD Pharmaceuticals, Inc.
             Edward M. Fitzgerald, 617-621-2345
             or
             Pure Communications
             Sheryl Seapy, 949-608-0841